 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 15, 2020

Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One

135 Route 202/206

Bedminster, New Jersey 07921

(Address of Principal Executive Offices)

(908) 731-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	GCAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, on February 26, 2020, GAIN Capital Holdings, Inc., a Delaware corporation (“GAIN”) entered into an Agreement and Plan of Merger with INTL FCStone Inc., a Delaware corporation and Golf Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of INTL (the “Merger Agreement”). On May 15, 2020, GAIN made available an investor presentation regarding the transactions contemplated by the Merger Agreement (the “Investor Presentation”). A copy of the Investor Presentation is also attached hereto as Exhibit 99.1 and incorporated under this Item 7.01 by reference.*

Item 8.01 Other Events.

On May 15, 2020, GAIN made available the Investor Presentation.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Investor Presentation of GAIN Capital Holdings, Inc.*

* The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

In addition to historical information, this communication contains "forward-looking" statements including, but not limited to, GAIN management's expectations for the future. All statements other than statements of historical or current fact included in this communication that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN's annual report on Form 10-K for the year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2020, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, the risk that our stockholders may not adopt the Merger Agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the proposed Merger may not be satisfied in a timely manner, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN’s views as of the date of this communication. GAIN undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

Additional Information and Where to Find it

On May 1, 2020, GAIN filed the definitive proxy statement on Schedule 14A with the SEC. Additionally, GAIN plans to file other relevant materials with the SEC in connection with the proposed transaction. This material is not a substitute for the definitive proxy statement or any other document which GAIN may file with the SEC. The definitive proxy statement has been sent or given to the stockholders of GAIN and contains important information about the proposed transaction and related matters. INVESTORS IN AND SECURITY HOLDERS OF GAIN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE TRANSACTION. The materials filed by GAIN with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or in the “Investor Relations” section of GAIN’s website at www.gaincapital.com.

Participants in Solicitation

GAIN and its directors and certain of its executive officers may be considered participants in the solicitation of proxies from GAIN’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of GAIN is set forth in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 16, 2020 and its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 29, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAIN CAPITAL HOLDINGS

By:	/s/ Diego Rotsztain
Diego Rotsztain
General Counsel and Secretary

Date: May 15, 2020 GAIN Capital Holdings, Inc.